Exhibit 4.5
EXECUTION COPY
FIRST AMENDMENT TO
TRANSFER AND SERVICING AGREEMENT
     THIS FIRST AMENDMENT TO TRANSFER AND SERVICING AGREEMENT (this “Amendment”) dated as of March [ ], 2007, is made among FIRST NATIONAL FUNDING LLC, in its capacity as transferor (“Transferor”) and in its capacity as depositor (as defined in Item 1101(e) of Regulation AB) (“Depositor”), FIRST NATIONAL BANK OF OMAHA, as servicer (“Servicer”), and FIRST NATIONAL MASTER NOTE TRUST, as issuer (“Issuer”) and is acknowledged and accepted by THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor indenture trustee to The Bank of New York (“Indenture Trustee”) and consented to by each of the parties executing and delivering a consent and waiver attached hereto as Exhibit C (collectively, the “Consent Parties”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in or pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002, among Transferor, Servicer and Issuer (the “Transfer and Servicing Agreement”).
RECITALS:
     A. Transferor, Servicer and Issuer are parties to the Transfer and Servicing Agreement.
     B. Transferor, Servicer and Issuer wish to amend the Transfer and Servicing Agreement in certain respects as set forth herein.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor, Servicer and Issuer hereby agree as follows:
     Section 1. Amendments.
     (a) Section 3.05 of the Transfer and Servicing Agreement is hereby amended and restated in its entirety, as follows:
          Section 3.05 Annual Servicer’s Certificates.
     (a) Reference is made to Subpart 229.1100—Asset-Backed Securities (Regulation AB) of Commodity and Securities Exchanges, 17 C.F.R. §§ 229.1100- 229.1123, as amended (“Regulation AB”). On or before March 15 of each fiscal year of the Servicer, beginning with March 15, 2008, for so long as the Depositor is required to report under The Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in order to comply with Item 1123 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, an Officer’s Certificate substantially in the form of Exhibit D-2. Unless otherwise changed by the Servicer, the fiscal year of the Servicer begins on January 1 and ends on

December 31. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.
     (b) On or before March 15 of each fiscal year of the Depositor, beginning on March 15, 2008, for so long as the Depositor is required to report under the Exchange Act and in order to comply with Item 1122 of Regulation AB, Servicer shall deliver to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a report assessing its compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-19 of the Exchange Act and Item 1122 of Regulation AB. Such report, in the form of an Officer’s Certificate substantially in the form of Exhibit D-3, shall address the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as set forth on Schedule I attached to such Officer’s Certificate, except for any of the servicing criteria that the Servicer has determined is inapplicable to the servicing activities it performed during the immediately preceding calendar year. Unless otherwise changed by the Depositor, the fiscal year of the Depositor begins on January 1 and ends on December 31. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office
     (c) (i) On or before March 31, 2007, Servicer will deliver to the Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency an Officer’s Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of Servicer during the 12-month period ending on December 31 of the prior calendar year, and of its performance under this Agreement, as amended, was made under the supervision of the officer signing such certificate, (b) to the best of such officer’s knowledge based on such review, Servicer has fully performed all its obligations under this Agreement, as amended, throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) during such period, for each outstanding Series, Servicer prepared the monthly reports required by Section 3.04(b) of this Agreement, as amended, and each other monthly report required by the applicable Indenture Supplement in accordance with Section 3.04(b) of this Agreement, as amended, and the applicable provisions of each such Indenture Supplement, (d) the amounts included in such reports agree with the computer records of Servicer and (e) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in this Agreement, as amended, and the other applicable Transaction Documents. A copy of such certificate may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.
     (ii) To the extent the Servicer is not obligated to deliver the Officer’s Certificates specified in subsections 3.05(a) and 3.05(b) and unless otherwise specified in the applicable Indenture Supplement, Servicer may, at its option, elect to provide either the Officer’s Certificates specified in subsections 3.05(a) and

3.05(b) or the Officer’s Certificate specified in subsection 3.05(c), on or before March 15 of each calendar year, beginning March 15, 2008.
     (b) Section 3.06 of the TSA is hereby amended, in its entirety, as follows:
     Section 3.06. Annual Independent Accountants’ Servicing Report.
     (a) Attestation Report of Registered Public Accounting Firm Pursuant to Item 1123 of Regulation AB. On or before March 15 of each fiscal year of the Depositor, beginning on March 15, 2008, for so long as the Depositor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, Servicer shall cause an independent registered public accounting firm (who may also render other services to Servicer or Transferor) to furnish a report (addressed to Indenture Trustee) to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, that attests to, and reports on, the assessment of compliance with the servicing criteria made by the Servicer pursuant to Section 3.05(b) of this Agreement, as amended. Such attestation report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Unless otherwise provided with respect to any Series in the related Indenture Supplement, a copy of such attestation report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.
     (b) Annual Independent Accountants’ Servicing Report. (i) On or before March 31, 2007, Servicer shall provide to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency a copy of the report required by 12 C.F.R. § 363.3(b) (or any comparable successor regulation) from a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has examined Servicer’s assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that Servicer’s assertion is fairly stated in all material respects, based on the criteria established in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Unless otherwise provided with respect to any Series in the related Indenture Supplement, a copy of such report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.
     (ii) On or before March 31, 2007, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish a report (or reports) to Indenture Trustee, prepared using attestation standards established by the American Institute of Certified Public Accountants, to the effect that they have examined Servicer’s assertions for each outstanding Series made pursuant to subsections 3.05(c)(i)(c), (d) and (e) above, and have concluded that such assertions are fairly stated in all material respects, except for such exceptions as shall be set forth in such report. Servicer shall also provide copies of the report for each Series to each Rating Agency, the Owner Trustee and Enhancement Provider. A copy of such report may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.
     (iii) To the extent Servicer is not obligated to deliver the attestation report specified in subsection 3.06(a) and unless otherwise specified in the applicable Indenture Supplement, Servicer may, at its option, elect to provide either the attestation report specified in subsection 3.06(a) or the accountant reports specified in subsections 3.06(b)(i) and (ii), on or before March 15 of each calendar year, beginning March 15, 2008.
     (c) The Transfer and Servicing Agreement is further amended by the addition of Exhibit D-2, Servicer Compliance Certificate Pursuant to Item 1123 of Regulation AB Under The Securities Exchange Act of 1934, a copy of which is attached hereto as Exhibit A.
     (d) The Transfer and Servicing Agreement is further amended by the addition of Exhibit D-3, Report on Compliance With Servicing Criteria Pursuant to Item 1122 of Regulation AB Under The Securities Exchange Act of 1934, a copy of which is attached hereto as Exhibit B.
     Section 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     Section 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW SPECIFIED IN THE TRANSFER AND SERVICING AGREEMENT.
     Section 4. Limitation of Liability. Notwithstanding any other provision of this Amendment, this Amendment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee of Issuer, in no event shall Wilmington Trust Company , in its individual capacity, have any liability with respect of the representations, warranties or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Amendment and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST NATIONAL FUNDING LLC

By
Name:	Karlyn M. Knieriem
Title:	Vice President

FIRST NATIONAL BANK OF OMAHA

By
Name:	Timothy D. Hart
Title:	Senior Vice President

Acknowledged and Agreed to:
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Indenture Trustee

By:

Name:

Title:

EXHIBIT A
TO
FIRST AMENDMENT TO
TRANSFER AND SERVICING AGREEMENT

EXHIBIT D-2
SERVICER COMPLIANCE CERTIFICATE
PURSUANT TO ITEM 1123 OF REGULATION AB UNDER
THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust	Date:
     The undersigned, a duly authorized representative of First National Bank of Omaha (the “Servicer”), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Transfer and Servicing Agreement dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and First National Master Note Trust, as Issuer, as amended (the “Transfer and Servicing Agreement”), does hereby certify that:
     1. A review of the activities of the Servicer from [___, 20___] through December 31, [20___] (the “Reporting Period”) and of its performance under the Transfer and Servicing Agreement has been made under my supervision; and
     2. To the best of my knowledge, based on my review, the Servicer has fulfilled all of its obligations under the Transfer and Servicing Agreement in all material respects throughout the Reporting Period [except as described below:].
     [
          IN WITNESS WHEREOF, I have signed this certificate this ___day of [                    , 20___].

FIRST NATIONAL BANK OF OMAHA, as Servicer

By

Name

Title

EXHIBIT B
TO
FIRST AMENDMENT TO
TRANSFER AND SERVICING AGREEMENT

EXHIBIT D-3
REPORT ON COMPLIANCE WITH SERVICING CRITERIA
PURSUANT TO ITEM 1122 OF REGULATION AB UNDER
THE SECURITIES EXCHANGE ACT OF 1934

Re: First National Master Note Trust	Date:
     The undersigned, a duly authorized representative of First National Bank of Omaha (the “Servicer”), hereby certifies as follows:
     (1) The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. § 229.1122(d) (“Item 1122(d) of Regulation AB”) as set forth on Schedule I attached hereto, except for servicing criteria [specify sections of Item 1122(d) of Regulation AB that do not apply] (the “Applicable Servicing Criteria”), which the Servicer has determined are inapplicable to the activities it performs with respect to the credit-card asset backed securities transactions being serviced, as of and for the year ended December 31, [20___] relating to:
     • the servicing of credit card asset-backed securities transactions issued by First National Master Note Trust;
     • [                                         ];
     • [                                         ]
     (2) The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;
     (3) The Servicer is in compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20___] in all material respects [except as described below:]; and
     (4) [Name of Accountant], an independent registered public accounting firm, has issued an attestation report on our assessment of compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20___], a copy of which is attached hereto as Exhibit A.

FIRST NATIONAL BANK OF OMAHA, as Servicer

By

Name

Title

EXHIBIT A
ACCOUNTANT’S ATTESTATION REPORT

SCHEDULE I

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT C
TO
FIRST AMENDMENT TO TRANSFER AND SERVICING AGREEMENT
WAIVER AND CONSENTS